Page 1
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549




                           FORM 8-K/A

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  May 7, 1998

                         Alpharma Inc.

       (Exact Name of Registrant as Specified in Charter)


      Delaware               1-8593              22-2095212
  (State or Other
  Jurisdiction of       (Commission File      (I.R.S. Employer
   Incorporation)           Number)            Identification
                                                  Number)


One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code: (201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item  2.  Acquisition or Disposition of Assets

      On May 7, 1998, Alpharma Inc. acquired all of the capital stock of Cox Investments Limited and its wholly owned subsidiary, Arthur H. Cox and Co. Ltd. and all of the capital stock of certain related marketing subsidiaries ("Cox") from Hoechst AG for approximately $192 million in cash, the assumption of bank debt which was repaid subsequent to the closing, and a further purchase price adjustment equal to an increase in the net assets of Cox from January 1, 1998 to the date of acquisition. The total purchase price including the purchase price adjustment and direct costs of the acquisition is approximately $198 million. Cox's main operations (which primarily consists of a manufacturing plant, warehousing facilities and a sales organization) are located in the United Kingdom with distribution and sales operations located in Scandinavia, the Netherlands and Belgium. Cox is a generic pharmaceutical manufacturer and marketer of tablets, capsules, suppositories, liquids, ointments and creams. Cox distributes its products to pharmacy retailers and pharmaceutical wholesalers primarily in the United Kingdom. The Company intends to continue the operation of the core UK business of Cox and to achieve benefits from leveraging the Cox business with the existing European pharmaceutical business of Alpharma. The Company also intends to expand the scope of Cox's operations geographically and to add to Cox's UK product base certain other pharmaceutical products of the Company.

      The Company financed the $198 million purchase price and related debt repayments from borrowings under its existing long-term Revolving Credit Facility and short-term lines of credit. The $180 million Revolving Credit Facility ("RCF")(which includes the names of the banks participating therein) was used to fund the principal portion of the purchase price. At the end of March 1998, the Company repaid approximately $162 million borrowings under the RCF with the proceeds from the issuance of convertible subordinated notes as reported in the Company's current report on Form 8-K dated March 30, 1998. Such repayment created the capacity under the RCF to incur the borrowings used to finance the acquisition of Cox. The RCF has been filed with the Securities and Exchange Commission as Exhibits 10.1, 10.1A and 10.1B to the Company's 1997 Annual Report on Form 10-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Acquired Companies.

     i)   Report of the Independent Chartered Accountants (F-3 to F-4)

     ii) Amalgamated Cox Companies Combined Financial Statements for the year ended December 31, 1997 (F-5 to F-23).

     iii) Amalgamated Cox Companies Unaudited Combined Financial Statements for the periods ended March 31, 1997 and 1998 (F-24 to F-31).


     (b)  Pro Forma Financial Information.

     i)   Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Balance Sheet as of March 31, 1998 (F-33).

     ii)  Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Statement of Income for the year ended December 31, 1997 (F-34).

     iii) Alpharma  Inc.  Unaudited Pro Forma Condensed  Combined
          Statement   of  Income  for  the  three  months   ended
          March 31, 1998 (F-35).

     iv) Notes to Unaudited Pro Forma Condensed Combined Financial Statements (F-36 to F-41).


     (c)  Exhibits.

     2.1 Agreement for the sale and purchase of the issued share capital of Cox Investments Limited, dated April 30, 1998 between
Hoechst AG, Alpharma (U.K.) Limited, and Alpharma Inc. (Filed with Form 8-K on May 7, 1998.)

                           SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Alpharma Inc.
                                   (Registrant)






Date:  July 21, 1998               /s/ Jeffrey E. Smith
                                   Jeffrey E. Smith
                                   Vice President, Finance and
                                   Chief Financial Officer








                         AMALGAMATED COX
                            COMPANIES



                  Cox Investments Limited - UK
                 Arthur H Cox & Co Limited - UK
                    Norcox Pharma AB - Sweden
                    Norcox Pharma AS - Norway
                 Nedcox Pharma BV - Netherlands
                    Cox Pharma Belgium NV-SA



                            COMBINED
                      FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED
                        31 DECEMBER 1997

                     and for the three month
                   period ended 31 March 1998







                              INDEX






Report of independent chartered accountants            F-3 to F-4



Profit and loss account                                F-5



Balance sheet                                          F-6



Cash flow statement                                    F-7



Notes to the financial statements                   F-8 to  F-23



Unaudited combined financial statements for the
periods ended 31 March 1997 and 31 March 1998       F-24 to F-31


REPORT OF THE INDEPENDENT CHARTERED ACCOUNTANTS


To the directors and shareholder of Amalgamated Cox Companies:


We have audited the accompanying combined financial statements of the Amalgamated Cox Companies for the year ended 31 December 1997 as set out on pages 2 to 18. They have been prepared on the basis set out in Note 1 to the combined financial statements. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the UK which do not differ in any material respect from US auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the combined financial statements are free of material misstatement. An audit includes examination, on a test basis, of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Amalgamated Cox Companies as at 31 December 1997 and the combined results of their operations and their cash flows for the year ended 31 December 1997 in conformity with accounting principles generally accepted in the UK on the basis set out in Note 1 to these financial statements.

The financial statements have been prepared in accordance with accounting principles generally accepted in the UK which differ in certain respects from those generally accepted in the US. The effects of the major differences in the determination of net income and shareholders' equity are shown in Note 23 to the financial statements.







COOPERS & LYBRAND
Chartered Accountants
Plymouth



July 15, 1998
AMALGAMATED COX COMPANIES
PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 1997




NOTE                                                     1997
                                                        BP000



2.   Turnover - continuing operations                  55,205

3.   Net operating costs - continuing operations       48,326
                                                     --------

     Operating profit - continuing operations          6,879

4.   Interest payable (net)                              623
                                                     --------

     Profit on ordinary activities before taxation     6,256


5.   Taxation on profit on ordinary activities         2,030
                                                    --------

10.  Profit retained for the financial year            4,226
                                                        =====

The Amalgamated Cox Companies have no recognised gains and losses other than the profits above and therefore no separate statement of recognised gains and losses has been presented.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above, and their historical cost equivalents.
AMALGAMATED COX COMPANIES
BALANCE SHEET AT 31 DECEMBER 1997



NOTE                                                 1997

     ASSETS                                          BP000
     Fixed assets:
6.   Tangible assets                              12,815
                                                 ---------
     Current assets:
7.   Stocks                                       11,564
8.   Debtors                                      10,242
     Cash at bank and in hand                        278
                                                 ---------
                                                  22,084
                                                 ---------
                                                  34,899
                                                     =====
     LIABILITIES
     Capital and reserves:
9.   Called up ordinary shares                       2,809
     Share premium account                           3,201
     Other reserves                                    644
10.  Profit and loss account                         7,143
                                                  --------
                                                    13,797
                                                 ---------

11.  Provisions for liabilities
     & charges                                    1,361
                                                 ---------
     Creditors:
12.  Loans & overdrafts                            6,679
13.  Other creditors                              13,062
                                                 ---------
                                                  19,741
                                                 ---------
                                                  34,899
                                                     =====
AMALGAMATED COX COMPANIES
CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 1997



NOTE                                        1997      1997
                                           BP000     BP000



15.  Net cash inflow from operating
     activities                                          7,671

     Returns on investments and servicing
     of finance
     Interest received                      40
     Interest paid                         (663)
                                       ---------
                                                     (623)

     Taxation
     Corporation tax paid                 (519)
     Advance corporation tax paid         (500)
                                                        ---------
(1,019)

     Capital expenditure & financial investment    (1,019)
     Payments to acquire fixed assets  (1,786)
     Receipts from sales of fixed assets   30
                                       ---------
                                                   (1,756)
                                                 ---------
     Net cash inflow before management
     of liquid resources & financing               4,273

     Financing
     Loan advances                        22,997
     Loan repaid                                 (28,271)
     Issue of shares                          195
     Other reserves                           644
                                       ---------
                                                  (4,435)
                                                 --------
16.  (Decrease) in cash in the period               (162)
                                                     =====

AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1997



1.   Accounting Policies

     The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. Because the combined financial statements combine the accounts of companies which at the relevant date did not comprise a group for legal reporting purposes, the financial statements cannot be consolidated in accordance with Financial Reporting Standard FRS 2, Accounting for subsidiary undertakings, and do not constitute statutory accounts.

     The accounts of Cox Investments Limited and its wholly owned subsidiary Arthur H Cox Limited ("the Cox companies") have been included by combining their balance sheets and profit and loss accounts for the full year. The accounts of Norcox Pharma AB (Sweden), Norcox Pharma AS (Norway), Nedcox Pharma BV (Netherlands) and Cox Pharma Belgium NV (collectively "the affiliates") have been included by combining their balance sheets and profit and loss accounts for the full year.

     All   appropriate   intercompany  transactions   have   been
     eliminated.  Such  intercompany  transactions  include   the
     elimination of intercompany sales, debtors and creditors, share capital and investments.

     On 7 May 1998 the Cox companies and the affiliates were purchased by Alpharma Inc. ("Alpharma") a United States company. Prior to their acquisition by Alpharma, the Cox companies and the affiliates were wholly-owned, but otherwise unrelated subsidiaries of Hoechst AG ("Hoechst"). Under the terms of the purchase agreement, Alpharma paid to Hoechst $192 million in cash and assumed certain bank debt of the Cox companies and the affiliates in exchange for all outstanding stock of each of the Cox companies and the affiliates. The financial position and results of operations of the Cox companies and the affiliates have been combined to reflect the historical information of the companies acquired by Alpharma.

     The principal accounting policies of the combined accounts are set out below.

a)   Basis of accounting

     The financial statements are prepared in accordance with the historical cost convention.

b)   Turnover

     Turnover, which excludes value added tax and sales between the Amalgamated Cox companies, represents the invoiced value of goods and services supplied.

c)   Tangible fixed assets

     The cost of tangible fixed assets is their purchase cost, together with any incidental expenses of acquisition.

     Depreciation is calculated to write down the cost of the following tangible fixed assets by equal annual instalments over their expected useful economic lives.

     The periods generally applicable are:-

               Long leaseholds              40 years
               Plant & equipment            5 - 10 years
               Motor vehicles               4 years

d)   Government grants

     Grants that relate to specific capital expenditure are treated as deferred income which is then credited to the profit and loss account over the related assets' useful economic life.

AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 1997


e)   Stocks

     Stock and work in progress are stated at the lower of cost and net realisable value.

     In the case of raw materials cost comprises purchase price, calculated on a first in, first out basis. In the case of work in progress and finished goods, cost consists of direct materials, direct labour and attributable production overheads. Attributable overheads have been allocated to production on the basis of normal activity.

    Net realisable value is the estimated selling price less all further costs to completion and all costs to be incurred in marketing, selling and distribution.

f)   Deferred taxation

    Deferred taxation is accounted for on all material timing differences to the extent that it is probable that an asset or a liability will crystallise.

g)   Research and development expenditure

     Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.

h)   Contributions to pension funds.

     Contributions are made for the employees of Arthur H Cox & Co Limited to The Arthur H Cox & Co Limited Retirement Benefit Scheme which is administered by Lambert Fenchurch Financial Services Limited, and the funds are managed by Mercury Asset Management Limited.

     Pension costs are accounted for on the basis of charging the expected costs of providing pensions over the period during which the company benefits from the employees' services. The effects of variations from regular costs are spread over the expected average remaining service lives of members of the scheme.

AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997


i)   Foreign currencies

     Assets and liabilities expressed in foreign currencies are stated in sterling at the exchange rates ruling at the year end. Exchange differences relating to foreign currency transactions are taken to the profit and loss account in the year in which they arise. The profit and loss accounts of the affiliates have been translated to sterling using the average exchange rate for the period.

j)   Operating leases

     Costs in respect of operating leases are charged on a straight line basis over the lease term.


2.   Turnover and profit on ordinary activities before taxation.

     The   turnover   and   profit   before   taxation   is
     attributable to one activity, the manufacture and marketing of pharmaceutical products.

     An analysis of turnover by geographical market is given below:

                                                      1997
                                                     BP000

     United Kingdom                                48,571
     Overseas                                       6,634
                                                 ---------
                                                    55,205
                                                     =====
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997

3.   Net operating costs

     Net operating costs are made up as follows:
                                                      1997
                                                     BP000
     Change in stocks of finished goods and
     work in progress                              (1,871)
     Cost of materials, supplies and other charges 48,605
     Depreciation                                   1,434
     Profit on sale of fixed assets                    (3)
     Operating leases - hire of plant and machinery   260
     Operating leases - property rental               112
     Other operating income                           (211)
                                                 ----------
                                                    48,326
                                                     ======
4.   Interest

     Payable:                                          1997
                                                      BP000
     On loans from Hoechst group companies               8
     On bank loan, overdraft and other loans
     - repayable within 5 years, otherwise
       than by instalments                             653
     Interest on overdue tax                             2
                                                  ---------
                                                         663
     Receivable:                                        40
                                                  ---------
     Net interest payable                               623
                                                      =====

5.   Taxation on profit on ordinary activities         1997

                                                      BP000
     United Kingdom corporation tax
     at 31.5%                                         1,925
     Deferred taxation                                   50
     Overseas taxation                                   55
                                                   --------
                                                      2,030
                                                      =====
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997



6.   Tangible fixed assets

                         Land & long     Plant &     Total
                          Leaseholds   Equipment
                               BP000       BP000     BP000




     Cost

     At 31 December 1997       6,004      15,922    21,926
                               =====       =====     =====

     Depreciation

     Provided in the year       133       1,301     1,434
                               =====       =====     =====


     At 31 December 1997       1,080       8,031     9,111
                               =====       =====     =====

     Net book value

     At 31 December 1997      4,924       7,891    12,815
                               =====       =====     =====



Included in the net book value of land and long leaseholds is freehold land of BP397,000


AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997



7.   Stocks

                                                       1997
                                                      BP000

     Raw materials                                    2,436
     Work in progress                                2,043
     Finished goods                                  7,085
                                                  ---------
                                                    11,564
                                                      =====

8.   Debtors
                                                       1997
                                                      BP000

     Amounts falling due within one year:

     Trade debtors                                   9,650
     Amounts owed by Hoechst group companies          390
     Other debtors                                       6
     Prepayments and accrued income                    196
                                                  ---------
                                                    10,242
                                                      =====





                          Cox       Other
9.   Share capital    Investments   Companies     Total
                        BP000        BP000        BP000

     Allotted called up and fully paid

       Ordinary shares   2,416             393         2,809
                        =====      =====         =====


AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997





10.  Profit and loss account

                                                       Total
                                                       BP 000

     At 1 January 1997                                 6,892
     Combination adjustment                           (3,975)
     Retained profit for the year                      4,226
                                                        ----
     31 December 1997                                  7,143
                                                        =====

     The combination adjustment arises on the elimination of share capital and share premium in Arthur H Cox & Co Limited and the investment in subsidiary in Cox Investments Limited.



11.  Provision for liabilities & charges
                                                       1997
                                                      BP000
     Deferred taxation: the provision represents the full potential liability

     Accelerated capital allowances                   1,361
                                                    --------
     Balance at 31 December 1997                     1,361
                                                       =====

     Balance at 1 January 1997                       1,311
     Transfer from profit & loss account (Note 5)        50
                                                    --------
     Balance at 31 December 1997                     1,361
                                                       =====
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997


12.  Loans and overdrafts

     Repayable within one year:
                                                        1997
                                                     BP000

     Bank overdraft                                    369
     Amounts owed to Hoechst group companies         6,310
                                                   ---------
     Total loans & overdrafts                          6,679
                                                       =====


13.  Other creditors
     Amounts falling due within one year

                                                       1997
                                                      BP000

     Trade creditors                                  9,322
     Amounts owed to Hoechst group companies           188
     Social security and other taxation                651
     Corporation tax                                  1,772
     Accruals and deferred income                   1,129
                                                  ---------
                                                    13,062
                                                      =====

14.  Reconciliation of movements in
     shareholders' funds                               1997
                                                     BP000

     Profit for the financial year                  4,226
     Other reserves                                  644
     Increase in share capital                       195
     Opening shareholders' funds                   8,732
                                                ----------
     Closing shareholders' funds                  13,797
                                                    ======
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997

15.  Net cash flow from operating activities
                                                       1997
                                                     BP000

     Operating profit                              6,879
     Depreciation                                  1,434
     Gain on sale of tangible assets                  (3)
     (Increase) in stocks                          (1,723)
     Increase in creditors                           649
     Decrease in debtors                              525
     (Decrease) in provisions                         (90)
                                                  ---------
                                                    7,671
                                                      =====
16.    Decrease in cash and cash equivalents

                              Bank       Cash at bank    Total
                              overdraft   and in hand
                                 BP000     BP000         BP000


     At 1 January 1997              (23)        94        71
     Movement                      (346)       184       (162)
                                --------    --------  --------
     At 31 December 1997           (369)         278      (91)
                                   =====       =====     =====
17.  Analysis of net debt
                             At 1                         At 1
                        January 1997    Cash Flow   December 1997
                               BP000        BP000           BP000


     Cash in hand and at bank   94          184             278
     Overdraft                  (23)        (346)           (369)
     Debt due within 1 year (11,584)      5,274           (6,310)
                          ----------   ----------      ----------
                            (11,513)      5,112           (6,401)
                              ======       ======          ======
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997


18.  Capital commitments
                                                        1997
                                                       BP000

     Future capital expenditure contracted for
     but not provided for                              3,409
                                                       =====

19.  Lease commitments
                                                        1997
                                                       BP000
     There are annual commitments under non-
     cancellable operating leases as follows:

     Land and buildings
          Expiring 2 to 5 years inclusive                 80
     Other
          Expiring in 1 year                             63
          Expiring 2 to 5 years inclusive                 83
                                                      ------
                                                         226
                                                        ====


20.  Transactions with directors

     There is a collateralized loan of BP6,000 made to Mr D J Green, a director of Arthur H Cox & Co. Limited, to enable him to purchase a house following the relocation of the Company's principal place of operations to Barnstaple. The loan carries interest at the rate of 5% per annum and is repayable if Mr Green should leave the service of the company.

AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997


21.  Ultimate parent company

     At 31 December 1997, the directors regarded Hoechst Aktiengesellschaft, a company incorporated in Germany, to be the ultimate parent company of the Amalgamated Cox Companies, until the sale of those companies to Alpharma Inc. on 7 May 1998.

     Copies  of  the financial statements of Hoechst  AG  can  be obtained from Hoechst AG, FRW/Kapitalmarkt, Post Fach 80  03
     20, D-65926 Frankfurt am Main, Germany.

22.  Related party transactions

     The  Amalgamated Cox Companies have taken advantage  of  the exemption  under  Financial Reporting  Standard  8  for  90%
     subsidiaries not to disclose intra group transactions.

23.  Summary  of differences between UK and US Generally Accepted
     Accounting Principles (GAAP)

    The  accompanying  combined financial  statements  have  been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP").

    The following is a summary of the material adjustments to profit for the financial year and shareholders' funds which would have been required if US GAAP had been applied instead of UK GAAP.

Reconciliation of profit for the financial year
                                                   Year ended 31
                                                     December
                                                          1997
                                              Notes     BP000

     Profit for the financial year as
     reported under UK GAAP                            4,226
     US GAAP adjustments:
     Restructuring costs                         (i)      (90)
     Pensions                                   (ii)       9
     Capitalised lease adjustment              (iii)       5
     Interest capitalisation and related
     amortisation                               (iv)       (9)
     Deferred taxation on US GAAP adjustments             26
                                                        ______
Net income under US GAAP                               4,167
                                                        ======

Reconciliation of Shareholders' funds                    At 31
                                                      December
                                               Notes      1997
                                                         BP000

     Shareholders' funds as reported under UK GAAP   13,797
     US GAAP adjustments:
     Restructuring costs                         (i)     -
     Pensions                                   (ii)     480
     Capitalised lease adjustments             (iii)     (51)
     Interest capitalisation and related
     amortisation                               (iv)     156
     Deferred taxation on US GAAP adjustments           (181)
                                                        ______
     Shareholders' funds under US GAAP                  14,201
                                                         =====
AMALGAMATED COX COMPANIES
NOTES TO THE FINANCIAL STATEMENTS (Continued)
FOR THE YEAR ENDED 31 DECEMBER 1997


A   summary  of  the  principal  differences  applicable  to  the financial statements are set out below:

(i)  Restructuring costs

Under UK GAAP, when a decision has been taken to restructure part of the business, provisions are made for redundancy and any other costs.

US GAAP requires a number of specific criteria to be met before such costs can be recognised as an expense. Among these is the requirement that all the significant actions arising from the restructuring and their expected completion dates must be identified by the balance sheet date.

In addition, US GAAP is more prescriptive than UK GAAP with respect to the nature of items which may be classified as restructuring or exit costs. Costs which do not qualify are recognised as liabilities when an obligation exists to pay cash or otherwise sacrifice assets and are classified as an operating expense of the business.

The adjustment reflects costs incurred in the 1996 financial statements that would not have qualified for accrual under U.S.
GAAP and therefore would reduce earnings in 1997.

(ii)      Pensions

Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24 "Accounting for pensions". SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

Under US GAAP, Statement of Financial Accountings Standards ("SFAS") No. 87 "Employers Accounting for Pensions" requires the use of the projected unit credit method to determine pension costs. Annual valuations must be carried out. The present value of the pension obligation is determined using a current market discount rate such as that of a high quality, fixed rate debt instrument, and the plan assets are valued on a market to market basis. Actuarial gains and losses that arise within a prescribed corridor do not have to be amortised; those outside the corridor are amortised over the average expected remaining service lives. The corridor is the greater of 10% of the projected benefit obligation or 10% of the market related value of plan assets at the beginning of the year.


(iii)     Capital leases

Under UK GAAP, the company has a lease arrangement that is classified as an operating lease as a result of a substance over form determination that there has been no transfer of the risks of ownership under the agreement.

Under US GAAP, the decision as to whether the lease is a capital lease is determined by a series of form driven requirements focused on the legal form of the agreement that results in the capitalisation of the related leased assets.



(iv) Interest capitalisation

Under  UK  GAAP, the capitalisation of interest is  optional  and
interest   has  not  been  capitalised  on  capital  construction
projects.

Under US GAAP, interest incurred on an avoided cost basis during the construction of fixed assets is capitalised and amortised over the life of the asset, following its commissioning.


(v)  Cash flow information

Under UK GAAP, the combined cash flow statement is presented in accordance with UK Financial Reporting Standard No. 1, as revised (FRS 1). The Statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS No. 95 "Statement of Cash Flows."

Under  UK GAAP cash flows are presented for operating activities;
return  on  investments;  taxation; acquisitions  and  disposals;
equity dividends paid; and management of liquid resources and financing activities.

US GAAP requires the classification of cash flows as resulting from operating, investing, and financing activities. Changes in balances of cash and overdrafts are classified within financing activities.

A consolidated statement of cash flows is set out below in accordance with the classification requirements and definition of cash under US GAAP:


                                                  Year ended
                                                  31 December
                                                  1997
                                                  BP000

Cash provided by operating activities              6,029

Cash used in investing activities                 (1,756)
Cash used in financing activities                 (4,089)

Increase in cash for the period                      184
Cash and cash equivalents at the beginning
  of the year                                         94
Cash and cash equivalents at the end of the
  year                                               278




AMALGAMATED COX COMPANIES
UNAUDITED PROFIT AND LOSS ACCOUNT
FOR THE PERIODS ENDED 31 MARCH 1998 AND 31 MARCH 1997


                                         3 months to     3 months to
                                        31 March 1998   31 March 1997
                                                BP 000          BP 000

Turnover - continuing operations           13,908          12,440

Net operating costs - continuing
 operations                                12,141          11,150

Operating profit - continuing
 operations                                 1,767           1,290

Interest payable (net)                        131             152

Profit on ordinary activities before
 taxation                                   1,636           1,138

Taxation on ordinary activities               517             372

Profit for the financial year               1,119             766

Retained profit for the year                1,119             766











AMALGAMATED COX COMPANIES
UNAUDITED BALANCE SHEET
FOR THE PERIODS ENDED 31 MARCH 1998 AND 31 DECEMBER 1997



                                         31 March       31 December
                                           1998             1997
                                          BP 000           BP 000

ASSETS
Fixed assets:
Tangible assets                          13,268            12,815

Current assets:
Stocks                                   11,935            11,564
Debtors                                  10,196            10,242
Cash at bank and in hand                    329               278
                                         22,460            22,084
                                         35,728            34,899
LIABILITIES
Capital and reserves:                       -                -
Called up ordinary shares                 2,785             2,809
Share premium account                     3,201             3,201
Other reserves                              644               644
Profit and loss account                   8,255             7,143
                                         14,885            13,797

Provision for liabilities and
 charges                                  1,361             1,361

Creditors:
Loans and overdrafts                      7,873             6,679
Other creditors                          11,609            13,062
                                         19,482            19,741
                                         35,728            34,899



AMALGAMATED COX COMPANIES
UNAUDITED CASH FLOW STATEMENT
FOR THE PERIOD ENDED 31 MARCH 1998 AND 31 MARCH 1997



                                          3 months to       3 months to
                                        31 March 1998     31 March 1997
                                             BP 000            BP 000

Net cash in flow from operating
 activities                                   (442)               677

Returns on investments and
 servicing of finance
Interest paid                                (118)             (152)

Taxation
U.K. corporation tax paid                    148               -

Capital expenditure and
 financial investment
Payments to acquire fixed assets               (794)              (62)

Net cash (outflow)/inflow before
 management of liquid resources
 and financing                               (1,206)           463


Financing
Loan repayment                      -                 (11,074)
Loan advances                        1,563                -
                                              1,563            (11,074)

Increase in cash in the period                  357            (10,611)

AMALGAMATED COX COMPANIES
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED 31 MARCH 1998 AND 31 MARCH 1997


1.   Accounting policies

     The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. Because the combined financial statements combine the accounts of companies which at the relevant date did not comprise a group for legal reporting purposes, the financial statements cannot be consolidated in accordance with Financial Reporting Standard FRS 2, Accounting for subsidiary undertakings, and do not constitute statutory accounts.

     The accounts of Cox Investments Limited and its wholly owned subsidiary Arthur H Cox Limited ("the Cox companies") have been included by combining their balance sheets and profit and loss accounts for the full year. The accounts of Norcox Pharma AB (Sweden), Norcox Pharma AS (Norway), Nedcox Pharma BV (Netherlands) and Cox Pharma Belgium NV (collectively "the affiliates") have been included by combining their balance sheets and profit and loss accounts for the full year.

     All   appropriate   intercompany  transactions   have   been
     eliminated.  Such  intercompany  transactions  include   the
     elimination of intercompany sales, debtors and creditors, share capital and investments.

     These unaudited combined condensed financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of the Cox companies and affiliates financial position and operating results. Since these financial statements are condensed certain footnotes and other information has been omitted; therefore, these financial statements should be read in conjunction with the combined financial statements of Amalgamated Cox Companies for the year ended 31 December 1997.

     On 7 May 1998 the Cox companies and the affiliates were purchased by Alpharma Inc. ("Alpharma") a United States company. Prior to their acquisition by Alpharma, the Cox companies and the affiliates were wholly-owned, but otherwise unrelated subsidiaries of Hoechst AG ("Hoechst"). Under the terms of the purchase agreement, Alpharma paid to Hoechst $192 million in cash and assumed certain bank debt of the Cox companies and the affiliates in exchange for all outstanding stock of each of the Cox companies and the affiliates. The financial position and results of operations of the Cox companies and the affiliates have been combined to reflect the historical information of the companies acquired by Alpharma.

2    Stocks

     Stock and work in progress are stated at the lower of cost and net realisable value.

     In the case of raw materials cost comprises purchase price, calculated on a first in, first out basis. In the case of work in progress and finished goods, cost consists of direct materials, direct labour and attributable production overheads. Attributable overheads have been allocated to production on the basis of normal activity.

    Net realisable value is the estimated selling price less all further costs to completion and all costs to be incurred in marketing, selling and distribution.

                                       31 March 1998
                                            BP 000

         Raw materials                      2,196
         Work in progress                   2,315
         Finished goods                     7,424
                                           11,935



















AMALGAMATED COX COMPANIES
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED 31 MARCH 1998 AND 31 MARCH 1997


3.   Summary  of differences between UK and US Generally Accepted
     Accounting Principles ("GAAP")

     The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP").

    The following is a summary of the material adjustments to profit for the financial period and shareholders' funds which would have been required if US GAAP had been applied instead of UK GAAP.

                                                        31 March
                                                    1998       1997
                                           Notes   BP 000     BP 000
Profit for the financial period as
  reported under UK GAAP                          1,119     766

US GAAP adjustments:
 Restructuring                             (i)    -         3
 Pensions                                  (ii)   (38)      30
 Capital lease adjustments                 (iii)  13        1
 Interest capitalisation and related
   amortisation                            (iv)   (2)       (2)
 Deferred taxation on US GAAP adjustments              8      (10)
                                                   1,100      788

Reconciliation of shareholders' funds
                                                  At 31 March
                                                     1998
                                           Notes   BP 000
Shareholders' funds as reported under
 UK GAAP                                          14,885

US GAAP adjustments:
 Restructuring                             (i)    -
 Pensions                                  (ii)   442
 Capital lease adjustment                  (iii)  (38)
 Interest capitalisation and related
  amortisation                             (iv)   154
 Deferred taxation on US GAAP adjustments           (173)
Shareholders' funds under US GAAP                 15,270

AMALGAMATED COX COMPANIES
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED 31 MARCH 1998 AND 31 MARCH 1997


A   summary  of  the  principal  differences  applicable  to  the financial statements is set out below:


(i)  Restructuring costs

   Under  UK  GAAP, when a decision has been taken to restructure
   part  of  the  Group's  business,  provisions  are  made   for
   redundancy and other costs.

   US GAAP requires a number of specific criteria to be met before such costs can be recognised as an expense. Among these is the requirement that all the significant actions arising from the restructuring and their expected completion dates must be identified by the balance sheet date.

   In addition, US GAAP is more prescriptive than UK GAAP with respect to the nature of items which may be classified as restructuring or exit costs. Costs which do not qualify are recognised as liabilities when an obligation exists to pay cash or otherwise sacrifice assets and are classified as an operating expense of the business.

  (ii) Pensions

   Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24
   "Accounting for pensions". SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

   Under US GAAP, SFAS 87 "Employers Accounting for Pensions" requires the use of the projected unit credit method to determine pension cost. Annual valuations must be carried out. The present value of the pension obligation is determined using a current market discount rate such as that of a high quality, fixed rate debt instrument, and the plan assets are valued on a market to market basis. Actuarial gains and losses that arise within a prescribed corridor do not have to be amortised; those outside the corridor are amortised over the average expected remaining service lives. The corridor is the greater of 10% of the projected benefit obligation or 10% of the market related value of plan assets at the beginning of the year.


  (iii)     Capital leases

   Under UK GAAP the company has a lease arrangement that is classified as an operating lease as a result of a substance over form determination that there has been no transfer of the risks of ownership under the agreement.

   Under US GAAP the decision as to whether the lease is a capital lease is determined by a series of form driven requirements focused on the legal form of the agreement that results in the capitalisation of the related assets.

  (iv) Interest capitalisation

   Under UK GAAP, the capitalisation of interest is optional  and
   the   Amalgamated  Cox  Companies  have  not  capitalised  any
   interest on capital construction projects.

   Under  US  GAAP,  interest incurred on an avoided  cost  basis during  the  construction of fixed assets is  capitalised  and
   amortised   over  the  life  of  the  asset,   following   its
   commissioning.

  (v)  Cash flow information

   Under UK GAAP, the Combined Cash Flow Statement is presented in accordance with UK Financial Reporting Standard No 1, as revised (FRS 1). The Statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS 95.

   Under   UK   GAAP  cash  flows  are  presented  for  operating
   activities; return on investments; taxation; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing activities.

   US   GAAP  requires  the  classification  of  cash  flows   as
   resulting    from   operating,   investing,   and    financing
   activities.   Changes  in  balances  of  cash  overdrafts  are
   classified within financing activities.




                          Alpharma Inc.
                  Index to Unaudited Pro Forma
             Condensed Combined Financial Statements





Balance Sheet as of March 31, 1998                F-33

Statement of Income for the Year Ended
  December 31, 1997                               F-34

Statement of Income for the Three Months
  Ended March 31, 1998                            F-35

Notes to the Unaudited Pro Forma Condensed
     Combined Financial Statements                F-36 to F-41
                          Alpharma Inc.
      Unaudited Pro Forma Condensed Combined Balance Sheet
                      As of March 31, 1998
                         (In thousands)

                                                Pro Forma     Pro
                            Alpharma    Cox      Adjust-     Forma
                            Historical  Actual     ments     Combined

Assets
 Current assets:
  Cash and cash              $ 10,499   $550      $  -     $11,049
equivalents
  Accounts receivable, net  113,429   17,041    -           130,470
  Inventories               124,606   19,947    1,300(b)    145,853
  Prepaid  expenses and
   other current assets      12,942      738       -         13,680

     Total current assets   261,476   38,276     1,300      301,052

 Property, plant and
  equipment, net            195,943   22,369    12,100(b)   230,412
 Intangible assets, net     146,255   -         161,100(b)  307,355
 Other assets and deferred
  charges                    12,776       -        -         12,776

     Total assets           $616,450  $60,645   $174,500    $851,595


Liabilities and
Stockholders' Equity
 Current liabilities:
  Current portion of
   long-term debt           $  6,616  $   -     $    -      $
                                                            6,616
  Short-term debt           8,600     -         31,158(a)   39,758
  Accounts payable and
   accrued expenses         71,355    19,423    -           90,778
  Accrued and deferred
   income taxes               5,529    2,564       400(b)     8,493

     Total current
      liabilities           92,100    21,987    31,558      145,645

 Long-term debt             252,349   13,158    166,842(a)  432,349
 Deferred income taxes      25,926    -         3,700(b)    29,626
 Other non-current
liabilities                 8,227     -         -           8,227

Stockholders' equity        237,848   25,500    (27,600)(c)  235,748


     Total liabilities and
      stockholders' equity  $616,450  $60,645   $174,500    $851,595

   See accompanying notes to the unaudited pro forma condensed combined financial statements.
                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
              For the year ended December 31, 1997
              (In thousands, except per share data)


                                              Pro Forma     Pro
                           Alpharma    Cox     Adjust-     Forma
                          Historical  Actual     ments     Combined


Total revenue             $500,288   $91,370    $  -     $591,658

 Cost of sales            289,235    68,162      -        357,397

Gross profit              211,053    23,208   -           234,261

 Selling, general and
  administrative          164,155    11,948    5,200(d)   181,303
expenses

Operating income          46,898     11,260   (5,200)     52,958

 Interest expense         (18,581)   (1,046)  (11,900)(e)  (31,527)

 Other income (expense),     (567)      -        -            (567)
net

Income before provision
for                       27,750     10,214   (17,100)    20,864
 income taxes

 Provision for income      10,342     3,317   (4,946)(f)    8,713
taxes

Net income                $ 17,408   $ 6,897  $(12,154)   $12,151


Average common share
outstanding:
 Basic                    22,695                          22,695
 Diluted                  22,780                          22,780

Earnings per share:
 Basic                    $0.77                           $0.54
 Diluted                  $0.76                           $0.53


   See accompanying notes to the unaudited pro forma condensed combined financial statements.

                          Alpharma Inc.
   Unaudited Pro Forma Condensed Combined Statement of Income
            For the three months ended March 31, 1998
              (In thousands, except per share data)


                                               Pro Forma
                           Alpharma    Cox      Adjust-     Pro
                          Historical   Actual     ments     Forma
                                                         Combined


Total revenue             $126,562   $ 22,948  $  -       $149,510


 Cost of sales             73,145    17,119      -         90,264

Gross profit              53,417     5,829     -          59,246

 Selling, general and
  administrative           40,007     2,955     1,300(d)   44,262
expenses

Operating income          13,410     2,874     (1,300)    14,984

 Interest expense         (4,490)    (219)     (2,975)(e)  (7,684)

 Other income (expense),     (201)       -        -         (201)
net

Income before provision
for                       8,719      2,655     (4,275)    7,099
 income taxes

 Provision for income      3,317        840    (1,237)(f)   2,920
taxes

Net income                $ 5,402    $ 1,815   $ (3,038)  $ 4,179

Average common share
outstanding:
 Basic                    25,350                          25,350
 Diluted                  25,713                          25,713

Earnings per share:
 Basic                    $0.21                           $0.16
 Diluted                  $0.21                           $0.16


   See accompanying notes to the unaudited pro forma condensed combined financial statements.
                          Alpharma Inc.
             Notes to Unaudited Pro Forma Condensed
                  Combined Financial Statements
                    (In thousands of dollars)


1.   Basis of Presentation

       The unaudited pro forma condensed combined financial statements (pro forma financials) are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

      On May 7, 1998, Alpharma Inc. acquired all of the capital stock of Cox Investments Limited and its wholly owned subsidiary, Arthur H. Cox and Co., Ltd. and all of the capital stock of certain related marketing subsidiaries ("Cox") from Hoechst AG for approximately $192 million in cash, the assumption of bank debt which was repaid subsequent to the closing, and a further purchase price adjustment equal to an increase in the net assets of Cox from January 1, 1998 to the date of acquisition. The total purchase price including the purchase price adjustment and direct costs of the acquisition is approximately $198 million. Cox's main operations (which primarily consists of a manufacturing plant, warehousing facilities and a sales organization) are located in the United Kingdom with distribution and sales operations located in Scandinavia, the Netherlands and Belgium. Cox is a generic pharmaceutical manufacturer and marketer of tablets, capsules, suppositories, liquids, ointments and creams. Cox distributes its products to pharmacy retailers and pharmaceutical wholesalers primarily in the United Kingdom. The Company intends to operate Cox by continuing its core U.K. operations with the addition of certain efficiencies resulting from the leveraging of the Cox business with the historic European pharmaceutical business of Alpharma while expanding the scope of Cox's operations geographically and adding to Cox's U.K. sales base certain other pharmaceuticals products of the Company.

     The acquisition will be accounted for in accordance with the purchase method. The accompanying unaudited pro forma condensed combined financial statements reflect the acquisition as if it occurred as of the beginning of the periods presented for the income statements and as of March 31, 1998 for the balance sheet. The financial statements of Cox which were originally prepared on a U.K. basis have been adjusted to U.S. GAAP for pro forma purposes.

      The actual results of Cox will be consolidated with the Company from the date of acquisition (May 7, 1998).

       The   pro  forma  balance  sheet  includes  a  preliminary
allocation of the purchase price which will be adjusted during the allocation period based on a detail review of the assets and liabilities acquired.

2.        Translation of Cox's financial statements.

      The British pound is the functional currency for Cox's operations. The exchange rate of the British pound into United States dollars as of March 31, 1998 was GBP 1.6713 to $1.00. The average exchange rates for the year ended December 31, 1997 and the three month period ended March 31, 1998 were GBP 1.6551 to $1.00 and GBP 1.6500 to $1.00, respectively.

3.   Pro Forma Adjustments - Balance Sheet at March 31, 1998

      The unaudited pro forma balance sheet gives effect to the acquisition as if it had been consummated on March 31, 1998.

      To record the purchase of Cox and record a preliminary purchase price allocation:

Purchase price:
Paid in cash (including required purchase
price adjustment and direct costs of          $198,000(a)
acquisition)

Cox equity at 3/31/98                          25,500(c)

Amount to be allocated                        $172,500

Allocated as follows:
 Inventory                                    $ 1,300(b)
 Property, plant and equipment                12,100(b)
 In-process research and development costs      2,100(c)
(R&D)
 Deferred taxes                               (4,100)(b)
 Intangible assets and goodwill               161,100(b)
                                              $172,500

(a)  Purchase price financed with:

               Short term debt                    $ 31,158
               Long term debt -
                 Revolving credit agreement        180,000
               Long term debt - Cox (repaid)       (13,158)
                                                  $198,000

(b) Allocation of purchase price in excess of Cox net book value:

     Inventory write up                             $1,300
     Property, plant and equipment
       (PP&E) write up                             $12,100
     Deferred taxes on write-up of
       inventory and PP&E                          $(4,100)
     Intangible assets and goodwill               $161,100

(c)  Elimination of Cox Equity                       $25,500
    Allocated in process R&D which
     is written off immediately
     after acquisition                               2,100
                                                   $27,600

4. Pro forma adjustments - Statements of Income for the year ended December 31, 1997 and three months ended March 31, 1998

     The unaudited pro forma income statements assume the purchase as of the beginning of each period presented. The adjustments are as follows:

                                       For the Year    For the
                                          Ended      three months
                                       December 31,  ended March
                                           1997          31,
                                                         1998

(d)  Depreciation expense              $600          $150
(f)  Tax benefit @ 31%                 $186          $47
     To record depreciation on an
     estimated fixed asset write up
     based on an approximate composite
     20 year life.

(d)  Amortization of intangibles       $4,600        $1,150
     To record amortization of
     intangibles based on a 35 year
life.
     (Both are included in selling,
     general and administrative
     expenses.)

(e)  Interest expense @ 6.0%           $11,900       $2,975
(f)  Tax benefit @ 40%                 $4,760        $1,190
     To record interest expense on
     assumed average borrowings of
     $198,000 and related tax
     benefit.

     For each 1/4% change in interest
     rates interest expense would
     increase/decrease by
     approximately $500.

      The interest rate of 6% used for the pro forma condensed combined statements of income is supported by the fact that the purchase was made possible from the Company's issuance of convertible subordinated debt. The purchase price of Cox of approximately $198,000 was in effect financed primarily through $192,850 from the convertible subordinated notes with the remainder through short-term borrowings.

5.   Items excluded from pro forma combined statements of income

      The impact on cost of sales of the write up of inventory to net realizable value pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB16") is not reflected in the pro forma statements of income. This non-recurring charge of $1,300 will be reflected in cost of sales during the second quarter. Also, in accordance with APB16, in process research and development ("R&D") costs were valued in the purchase price allocation ($2,100) and will be written off immediately after acquisition. The valuation and write off of in process R&D is not tax effected.

     In addition, certain employees of IPD have been severed as a result of the acquisition. This will result in an approximate $200 charge in the second quarter. If further savings are identified, additional employees may be severed in the second half of 1998.

      The non-recurring charges related to the acquisition of Cox to be included in the second quarter of 1998 are summarized as follows:

               Inventory write-up       $1,300
               In process R&D            2,100
               Severance                   200
                                         3,600
                    Tax benefit           (470)
                                        $3,130 ($.12 per share)

6.   Cost savings and synergies

      The Company, in its evaluation of the Cox acquisition, identified various cost savings which could be achieved through the elimination of duplicate positions (both within
Cox and the IPD division) and combining certain functional organizations (e.g. purchasing and selling) for greater efficiencies and leveraging purchasing power to obtain lower costs for raw materials and supplies. In addition, the cross marketing of Cox and IPD products by the respective companies in their respective markets is expected to increase overall sales and related production volume. While the amount of savings and synergies cannot be assured, it is expected, when combined with the projected growth of Cox, to offset the dilutive effect of the acquisition by the second half of 1999.

___________________


Statements made in this Form 8-K/A, are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.

Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission including under the caption "Risk Factors" its Form 10-K for the year ended December 31, 1997.